UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2012
Date of Report (Date of earliest event reported)

Echo Automotive, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Stanley Point Road, Devonport, Auckland, New Zealand 0624
(Address of Principal Executive Offices)

(855) 324-7288
(Registrant’s telephone number, including area code)

Canterbury Resources, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On September 21, 2012, Echo Automotive, Inc. (formerly Canterbury Resources, Inc.), a Nevada corporation (the “Company”) entered into an Exchange Agreement (the “Agreement”) with Echo Automotive, LLC, an Arizona limited liability company (“Echo”) and DBPJ Stock Holding, LLC, an Arizona limited liability company and the sole member of Echo (the “Echo Member”). The Agreement contains customary representations, warranties, and conditions to closing. The following description of the terms and conditions of the Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Issuance of Common Stock. At the closing of the transactions contemplated by the Agreement, the Company will issue a total of 52,500,000 shares of its common stock (the “Shares”) to the Echo Member in exchange for 100% of the issued and outstanding units of Echo (the “Exchange Transaction”). In accordance with the terms of the Agreement, the Shares shall represent 70% of the issued and outstanding common stock of the Company.

Change in Management. As a condition to closing the Exchange Transaction, it is anticipated that Messrs. William D. Kennedy, Jason Plotke, Jim Holden, Eric Crown and Daniel Clarke will be appointed to the Company’s Board of Directors, Mr. Vincent Espiritu will resign from the Company’s Board of Directors and as an officer of the Company, and Mr. B. Gordon Brooke will resign as Vice President, Finance of the Company. In addition, it is expected that at closing, Mr. Kennedy will be appointed Chief Executive Officer of the Company, Mr. Plotke will be appointed President of the Company, Mr. Rodney H. McKinley will be appointed Chief Financial Officer and Secretary of the Company, and Mr. Patrick van den Bossche will be appointed Chief Operating Officer of the Company. Messrs. Kennedy and Plotke are currently officers and directors of Echo and the Echo Member, and it is expected that each will be a beneficial holder of Shares through their interests in the Echo Member.

Section 5 - Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

In connection with the Company’s receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), effective September 24, 2012, the Company amended its Articles of Incorporation to change its name from “Canterbury Resources, Inc.” to “Echo Automotive, Inc.” (the “Name Change”).

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Section 8 - Other Events

Item 8.01	Other Events.

Symbol Change

In connection with the Name Change described in Item 5.03 above, FINRA assigned the Company a new stock symbol, “ECAU.” This new symbol took effect at the open of business on September 24, 2012.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Number

2.1	Exchange Agreement, dated September 21, 2012

3.1	Text of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: September 26, 2012	By:	/s/ Vincent Espiritu
Vincent Espiritu
Chief Executive Officer